UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2023

AltEnergy Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40984	86-2157013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lexington Avenue
9th Floor
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(203) 299-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one- half of one Warrant	AEAEU	The Nasdaq Global Market
Class A common stock, par value $0.0001 per share	AEAE	The Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AEAEW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 11, 2023, management of AltEnergy Acquisition Corp. (the “Company”) concluded that the Company’s previously issued audited financial statements for the year ended December 31, 2022 included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2023 (the “Affected Period”), should no longer be relied upon and should be restated to properly reflect the fair value of the warrants comprising part of the units issued in the Company’s Initial Public Offering and the warrants issued in the private sale simultaneously with the closing of the Company’s Initial Public Offering as of December 31, 2022. As a result, the Company intends to restate its financial statements for the Affected Period in a Form 10-K/A (the “2022 Form 10-K/A”).

Based on the circumstances described above, the Company’s management has concluded that a material weakness exists. and a remediation plan with respect to such material weakness will be described in more detail in the 2022 Form 10-K/A.

The Company’s management has discussed the matters disclosed in this Current Report on Form 8-K with Marcum LLP, the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTENERGY ACQUISITION CORP.

Date: May 17, 2023

	By:	/s/ Russell Stidolph
	Name:	Russell Stidolph
	Title:	Chief Executive Officer